UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following information is furnished under Item 2.02 – Results of Operations and Financial Condition and Item 7.01 – Regulation FD Disclosure:

Item 2.02   Results of Operations and Financial Condition

On August 8, 2012, Kenneth I. Chenault, Chairman and Chief Executive Officer of American Express Company (the “Company”), and Edward Gilligan, Vice Chairman of the Company, delivered a presentation at the Company’s semi-annual Financial Community Meeting. An excerpt from the presentation materials that contains previously non-public information relating to international results of operations through the second quarter of fiscal 2012 is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

EXHIBIT

99.1
Information included in the presentation delivered August 8, 2012 by Kenneth I. Chenault, Chairman and Chief Executive Officer of the Company, and Edward Gilligan, Vice Chairman of the Company, at the Company’s semi-annual Financial Community Meeting.

Item 7.01   Regulation FD Disclosure

Mr. Chenault provided the following information regarding the Company’s worldwide billed business in July in his remarks made earlier today at the Company’s semi-annual Financial Community Meeting:

The Company’s billed business continued to grow in July, but at a somewhat slower pace than in the second quarter.  The worldwide billed business growth rate on an F/X adjusted basis* was 6% in July 2012.  Adjusted for days mix** as well as the impact of foreign exchange rates*, the Company’s worldwide billed business growth rate was 7% in July 2012.

Mr. Chenault noted that there is no one specific driver of the recent trend; the Company’s billed business in July appears to reflect a weak overall economic environment, which shows up in a number of areas, including small business and corporate spending. He further noted that the numbers also seem to be part of the broader pattern elsewhere in the industry. He also stated that the strengthening of the U.S. dollar will impact the reported growth rate for the Company’s worldwide billed business and that the strong recent performance of the U.S. dollar suggests the F/X adjusted growth rate for the quarter will be above reported levels.

An audio replay of Mr. Chenault’s complete remarks and the semi-annual Financial Community Meeting in its entirety will be available later today through the American Express Investor Relations website at http://ir.americanexpress.com.

* F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for July 2012 apply to the period against which such results are being compared).  The Company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

** In any given month, the exact days of the week falling in that month can impact billed business growth rates, a concept the Company refers to as “days mix.”

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company’s Quarterly Reports on Form 10‐Q for the quarters ended March 31 and June 30, 2012 and the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  August 8, 2012

EXHIBIT INDEX

Exhibit	Description
99.1
Information included in the presentation delivered August 8, 2012 by Kenneth I. Chenault, Chairman and Chief Executive Officer of the Company, and Edward Gilligan, Vice Chairman of the Company, at the Company’s semi-annual Financial Community Meeting.